EXHIBIT 4.5(a)

HCN CANADIAN HOLDINGS-1 LP
as Issuer

and

WELLTOWER INC.
as Guarantor

and

BNY TRUST COMPANY OF CANADA
as Trustee

INDENTURE

DATED AS OF NOVEMBER 25, 2015

SENIOR DEBT SECURITIES

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TABLE OF CONTENTS

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Article 10 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE           42

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15.05    Deposited Money and Canadian Government Obligations to Be Held in Trust; Miscellaneous Provisions............................................................................................................... 51

15.06    Reinstatement........................................................................................................ 52

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INDENTURE

This Indenture, dated as of November 25, 2015, among HCN Canadian Holdings-1 LP, an Ontario limited partnership (the “Issuer”), having its principal offices at 45 O’Connor Street, Suite 1600, Ottawa, Ontario, Canada, K1P 1A4 with a mailing address of 4500 Dorr Street, Toledo, Ohio, United States, 43615, Welltower Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor” and together with the Issuer, the “Obligors”), having its principal offices at One SeaGate, Suite 1500, Toledo, Ohio 43604, and BNY Trust Company of Canada, a trust company existing under the laws of Canada, as trustee (the “Trustee”), having its principal offices at 320 Bay Street, 11th Floor, Toronto, Ontario, M5H 4A6.

RECITALS:

The Issuer and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Issuer’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in this Indenture.

The Guarantor indirectly owns all of the issued partnership interests in the capital of the Issuer and has agreed to enter into this Indenture and to provide its Guarantee of the Issuer’s obligation under the Securities; and

The Issuer and the Guarantor have taken all actions necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant, declare and agree for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

Article 1DEFINITIONS AND OTHER GENERAL PROVISIONS

1.01            Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

a)                   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

b)                   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the Issue Date;

c)                   unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

d)                   unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

e)                   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

f)                    all dollar references shall, unless otherwise noted, refer to the lawful currency of Canada.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05 of this Indenture.

“Additional Amounts” means all amounts required to be paid pursuant to Section 5.01(f).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary and CDS (if it is not at that time the Depositary) that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 8.16 of this Indenture to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authentication Order” means a written order of the Issuer signed by two officers of the General Partner in its capacity as general partner of the Issuer.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), Title 11 of the United States Code, or any similar federal, provincial or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of directors of the General Partner of the Issuer or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner in its capacity as general partner of the Issuer to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Toronto are required or authorized by law to close.

“CDS” means CDS Clearing and Depositary Services Inc. together with its successors from time to time.

“Canadian Government Obligations” means securities that are (i) direct obligations of the Government of Canada, or obligations of a Person the timely payment of which is unconditionally guaranteed by, the Government of Canada or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the Government of Canada the payment of which is unconditionally guaranteed by the Government of Canada, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company as custodian with respect to any such Canadian Government Obligation or a specific payment of interest on or principal of any such Canadian Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Canadian Government Obligation or the specific payment of interest on or principal of the Canadian Government Obligation evidenced by such depositary receipt.

 “Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Indenture Legislation, then the body performing such duties at such time.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time its corporate trust business shall be administered, which is located at 320 Bay Street, 11th Floor, Toronto, Ontario, M5H 4A6, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee.

“Covenant Defeasance” has the meaning specified in Section 15.03 of this Indenture.

“Deemed Year” has the meaning specified in Section 1.04 of this Indenture.

“Default” means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.09 of this Indenture.

“Defeasance” has the meaning specified in Section 15.02 of this Indenture.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.07, substantially in the form established in one or more indentures supplemental hereto or pursuant to Board Resolutions in accordance with Section 3.01 except that such Security shall not bear the Global Security Legend and shall not have any related schedule of exchanges of interests in the global security attached thereto.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency that is designated to act as Depositary for such Securities and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“EDGAR” has the meaning specified in Section 9.03 of this Indenture.

“Electronic Methods” means delivery of any notice or form of communication by facsimile, pdf or e-mail, or by other similar electronic means in a form satisfactory to the Trustee, the Issuer, or the Guarantor, as the case may be.

“Event of Default” has the meaning specified in Section 7.01 of this Indenture.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.05 of this Indenture.

“General Partner” means collectively, any Persons serving from time to time as general partner of the Issuer in accordance with the Partnership Agreement, which as of the date hereof is HCN Canadian Holdings GP-1 Ltd.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Guarantee” means any guarantee of the Guarantor of the obligations of the Issuer under any Securities.

“Guarantor” means Welltower Inc., a Delaware corporation, and any and all permitted successors thereto.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“Indenture Legislation” means, with respect to a Series, at any time, any applicable statute of Canada or any province thereof, in each case, relating to trust indentures for debt obligations and the rights, duties and obligations of trustees and of corporations issuing or guaranteeing debt obligations under trust indentures, in each case only to the extent that such provisions are at such time in force and applicable to this Indenture, the Issuer, any Guarantor or the Trustee.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issue Date” means the date of initial issuance of the Securities pursuant to this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an officer of the General Partner and delivered to the Trustee.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 7.01 (d) or 7.01 (e).

“Obligors” means, collectively, the Issuer and the Guarantor and “Obligor” means either of them.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the General Partner, in its capacity as general partner of the Issuer, or of the Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or the Guarantor.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                                                       i.               Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                                                     ii.               Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                                                    iii.               Securities, except to the extent provided in Sections 15.02 and 15.03, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article 15;

                                                   iv.               Securities which have been paid pursuant to Section 12.01 or 6.01 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

                                                     v.               lost, stolen or destroyed Securities, when new Securities have been duly and validly issued in substitution for them pursuant to Section 3.08; and

                                                   vi.               Securities converted into other securities of the Issuer in accordance with or as contemplated by this Indenture, if the terms of such Securities provide for convertibility as contemplated by Section 13.08;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 7.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security as contemplated by Section 2.02, (D) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the Canadian dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in clause (A), (B), or (C) above, of the amount determined as provided in such clause), and (E) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

“Participant” means, with respect to the Depositary, CDS (if it is not at that time the Depositary), DTC, Euroclear or Clearstream, a Person who has an account with or is considered a participant of the Depositary, CDS (if it is not at that time the Depositary), DTC, Euroclear or Clearstream, respectively.

“Partnership Agreement” means the Limited Partnership Agreement of the Issuer dated December 20, 2012, as amended, modified or supplemented from time to time.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on behalf of the Issuer as specified in Section 3.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Privacy Laws” has the meaning specified in Section 8.14 of this Indenture.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meanings specified in Section 3.05 of this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee, including any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” means the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Issuer in a Place of Payment.

“Significant Subsidiary” means any subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.11.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

1.02            Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the General Partner in its capacity as general partner of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 12.04) shall include:

1)                   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

2)                   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3)                   a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

4)                   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.03            Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the General Partner in its capacity as general partner of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the General Partner in its capacity as general partner of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.04            Interest Act (Canada).

For any interim period (other than a full semi-annual period), the rate of interest applicable to the Securities will be computed on the basis of a 365-day year. Whenever interest is computed on the basis of a year (the “Deemed Year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the Deemed Year. The Issuer will provide the interest calculation to the Trustee for any period for any Securities and the Trustee shall be entitled to rely on the calculations of the Issuer.

1.05            Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Obligors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section Article 8) conclusive in favor of the Trustee and the Obligors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 7.02, (iii) any request to institute proceedings referred to in Section 7.07(b) or (iv) any direction referred to in Section 7.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.07.

With respect to any record date set pursuant to this Section, the Issuer may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.07, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Issuer shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.06            Notices, Etc., to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

1)                   the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

2)                   the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Issuer.

1.07            Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

1.08            Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.09            Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

1.10            Severability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.11            Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt, the Holders, any officers, directors, employees and agents of the Trustee, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12            Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the Province of Ontario, except for Article 5 hereof and the Guarantees. The laws of the State of New York shall govern and be used to construe Article 5 hereof and the Guarantees. In respect of this Indenture and the Securities, except for Article 5 hereof and the Guarantees, each party submits to the exclusive jurisdiction of any Ontario courts sitting in Toronto in any action, application, reference or other proceeding arising out of or related to this Indenture, as supplemented.

1.13            Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

1.14            No Personal Liability of the Issuer or the General Partner.

Other than in respect of such persons providing a Guarantee, no recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any partner (other than the General Partner), incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer, or of any successor Person, either directly or through the Issuer or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely limited partnership or corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the partners (other than the General Partner) incorporators, stockholders, officers or directors, as such, of the Issuer, or the General Partner, or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such partners (other than the General Partner), incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

1.15            No Personal Liability of the Guarantor

No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Guarantor, or of any successor Person, either directly or through the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Guarantor or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

1.16            Waiver of Jury Trial.

EACH OF THE OBLIGORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, ANY GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

1.17            Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

1.18            Electronic Execution

This document may be executed in counterparts and delivered by Electronic Methods, and, when taken together, each such counterpart shall constitute one and the same agreement.

Article 2 SECURITY FORMS

2.01            Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer of the General Partner in its capacity as general partner of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.02            Form of Face of Security.

The form of face of Security shall be in substantially the following form:

[Insert any legend required by the Income Tax Act (Canada) and the regulations thereunder.]

No._____________	$______________

HCN Canadian Holdings-1 LP, a limited partnership duly organized and existing under the laws of Ontario (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ____________ dollars on ____________ [if the Security is to bear interest prior to Maturity, insert the following -- , and to pay interest thereon from ____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and ____________ in each year, commencing ____________, at the rate of _____% per annum, until the principal hereof is paid or made available for payment [If applicable, insert the following -- , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert the following -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in ____________, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the General Partner, in its capacity as general partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:    l

HCN Canadian Holdings-1 LP, by its general partner HCN Canadian Holdings GP-1 Ltd.
Per:
Name:
Title:

 [Attest:____________________

Title:______________________]

2.03            Form of Reverse of Security.

The form of reverse of Security shall be in substantially the following form:

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of _________, 20__ (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Issuer, the Guarantor and BNY Trust Company of Canada, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert the following -- , limited in aggregate principal amount to $__________].

[If applicable, insert the following -- The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert the following -- (1) on __________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert the following -- on or after __________], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert the following -- on or before ___________, _____%, and if redeemed] during the 12-month period beginning ___________ of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption [if applicable, insert the following -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert the following -- The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on __________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert the following -- on or after __________], as a whole or in part, at the election of the Issuer, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ___________ of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise than Through Operation of the Sinking Fund and thereafter at a Redemption Price equal to l% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert the following -- Notwithstanding the foregoing, the Issuer may not, prior to ___________, redeem any Securities of this series as contemplated by [if applicable, insert the following -- clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuer (calculated in accordance with generally accepted financial practice) of less than _____% per annum.]

[If applicable, insert the following -- The sinking fund for this series provides for the redemption on ___________ in each year beginning with the year _____ and ending with the year _____ of [if applicable, insert the following -- not less than $________ (“mandatory sinking fund”) and not more than] $________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuer otherwise than through [if applicable, insert the following -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert the following -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert the following -- , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert the following -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert the following -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert the following -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert the following -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

[If applicable, insert the following – The Securities of this series are issuable only in registered form without coupons in denominations of $l  and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

REGISTRATION PANEL

_______________________________________________________________________

(No writing hereon except by the Trustee)

_______________________________________________________________________

Date of Registry                   In Whose Name Registered                               Signature of Trustee

NOTATION OF PARTIAL REDEMPTIONS

_______________________________________________________________________

(No writing hereon except by the Trustee)

_______________________________________________________________________

Date  \  Amount Redeemed \ Balance of Principal Amount Unpaid        \ Signature of Trustee

2.04            Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, this Security shall be a Global Security subject to the foregoing, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

2.05            Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY TRUST COMPANY OF CANADA, As Trustee
Per:
Name: Authorized Signatory
Title:

Dated:

Article 3 THE SECURITIES

3.01            Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be issued, authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

a)                   the title of the Securities of the series, including “CUSIP” numbers (which shall distinguish the Securities of the series from Securities of any other series);

b)                   any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.07, 3.08, or 13.04 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

c)                   the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

d)                   the date or dates on which the principal of any Securities of the series is payable;

e)                   the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any such interest payable on any Interest Payment Date (which such Regular Record Date must be at least three Business Days prior to such Interest Payment Date), and the basis upon which interest shall be calculated if other than that of a 365-day year;

f)                    the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

g)                   the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer and, if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Securities shall be evidenced;

h)                   the obligation, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

i)                     if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

j)                    if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

k)                   if other than the currency of Canada, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of Canada for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

l)                     if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuer or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

m)                 if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

n)                   if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

o)                   if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 15.02 or Section 15.03 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Issuer to defease such Securities shall be evidenced;

p)                   if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04 and any circumstances in addition to or in lieu of those set forth in Section 3.07 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

q)                   any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02;

r)                    any addition to or change in the covenants set forth in Article 12 which applies to Securities of the series;

s)                    if applicable, that the Securities of the series are convertible into or exchangeable for  other securities of the Issuer, the period or periods within which, the price or prices at which and the terms and conditions upon which, and the limitations and restrictions, if any, upon which, any Securities of the series shall be convertible or exchangeable, in whole or in part, into other securities of the Issuer; and

t)                    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 11.01(f)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer of the General Partner in its capacity as general partner of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

3.02            Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

3.03            Execution, Authentication, Delivery and Dating.

The Securities shall be executed by an officer of the General Partner in its capacity as general partner of the Issuer and may, but need not, have corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section Article 8) shall be fully protected in relying upon, an Opinion of Counsel stating:

a)                   if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

b)                   if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

c)                   that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.04            Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

3.05            Securities Registrar and Paying Agent.

The Issuer will maintain in each Place of Payment for Securities of any series an office or agency where such Securities may be presented for registration of transfer, exchange, conversion, redemption or as may be otherwise contemplated by this Indenture (the “Registrar”) and an office or agency where such Securities may be presented for payment (the “Paying Agent”). The Registrar will keep a register of the Securities of that series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. Where the Trustee is the Registrar and another Registrar is appointed by the Issuer, the Trustee shall provide a list of Holders certified as of the date the list is provided to the new Registrar. Where the Trustee is not the Registrar, if and when the Trustee is required to take any action on behalf of or instruction from a Holder, the Trustee shall be entitled to rely upon the most recent certified list of Holders provided by the Registrar.

Upon the Paying Agent’s reasonable request therefor, the Issuer will (a) provide the Paying Agent with any information in its possession or (b) assist the Paying Agent (to the extent necessary and it is commercially reasonable for the Issuer to do so) to obtain information, in each case to the extent such information is required by the Paying Agent to comply with its tax reporting and withholding obligations under applicable law with respect to payments to be made to Holders pursuant to this Indenture, unless the Issuer is prohibited from doing so by law or an obligation of confidentiality by which the Issuer is bound.

The Issuer initially appoints CDS to act as Depositary with respect to the Global Securities.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Securities.

If the Trustee is not the Paying Agent, then the Paying Agent shall confirm payment of any principal or interest to the Trustee in writing on the date of such payment.

If the Trustee is not the Registrar, the Trustee shall receive written and electronic confirmation from the Registrar of any conversions, transfers, exchanges, redemptions (partial or full) as soon as practicable, but not later than 2 Business Days after the change has occurred.

3.06            Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent for Securities of a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or additional amounts, if any, or interest on the Securities of that series, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a subsidiary of the Issuer) will have no further liability for the money. If the Issuer or a subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Securities.

3.07            Transfer and Exchange.

a)                   Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Issuer for Definitive Securities if:

                                                       i.               the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for such Global Securities or that it is no longer eligible as a clearing agency under applicable securities laws and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary; or

                                                     ii.               the Issuer in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and deliver a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in subparagraph i or ii above, the Trustee shall, through the Depositary, notify all holders of beneficial interests in such Global Securities and Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee, provided the Depositary has the ability to provide such notice. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.08 and 3.04 Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.07 or Sections 3.08 or 3.04 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 3.07(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 3.07(b).

b)                   Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

c)                   Transfer or Exchange of Beneficial Interests for Definitive Securities.

                                                       i.               If any holder of a beneficial interest in a Global Security is entitled to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of the same series and of like tenor and principal amount of authorized form and denomination, then, upon satisfaction of the conditions set forth in 3.07(c)(ii), the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.07(d), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

                                                     ii.               In connection with all transfers and exchanges of beneficial interests pursuant to Section 3.07(c), the transferor of such beneficial interest must deliver to the Registrar either:

(A)                both:

(1)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)                 instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                both:

(1)                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)                 instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above.

Notwithstanding the foregoing, where the Trustee is the Registrar, the Trustee shall only accept transfer instructions from the Holder appearing on the Register.

                                                    iii.               No transfer shall be effective unless made on the Security Register by the Trustee as instructed in writing by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee may prescribe.

                                                   iv.               Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 3.07(d).

d)                   Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 3.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee to reflect such increase.

e)                   General Provisions Relating to Transfers and Exchanges.

                                                       i.               To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee, or an Authenticating Agent acting on the Trustee’s behalf, will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order or at the Registrar's request.

                                                     ii.               No service charge will be made to a Holder of a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.04, Section 13.08, and Section 11.05 hereof). The Registrar will not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                                                    iii.               All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                                                   iv.               The Issuer will not be required:

(A)                to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 13.04 hereof and ending at the close of business on the day of selection;

(B)                to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part;

(C)                to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date; or

(D)                to register the transfer of any Security which has been surrendered for repayment at option of Holder, except the portion, if any, of such Security not to be so repaid.

                                                     v.               Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

                                                   vi.               The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 3.01 hereof.

                                                  vii.               All orders and instructions required to be submitted to the Registrar or the Issuer pursuant to this Section 3.07 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic means. Notwithstanding the foregoing, where the Trustee is the Registrar, transfers and exchanges must comply with the then current policies of the Trustee and the Securities Transfer Association of Canada. The Trustee acting as Registrar shall not act upon facsimile or other electronic means of order or instruction unless electronic instructions are provided through the Depositary system.

3.08            Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange thereof a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.09            Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

By 10:00 a.m. (Toronto time) on the Interest Payment Date, the Issuer will deposit with the Trustee or with the Paying Agent money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities are payable sufficient to pay the interest which is payable.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer at its election in each case, as provided in clause a) below:

a)                   The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

b)                   The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.10            Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.09) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

3.11            Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee or at the direction of the Trustee, the Registrar or Paying Agent. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.

3.12            CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided  that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities,  and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article 4 MEETINGS OF HOLDERS

4.01            Right to Convene Meeting

The Trustee may at any time and from time to time and shall on receipt of a written request of the Issuer or a written request signed by the Holders of not less than 25% in principal amount of the Securities then outstanding (or not less than 25% in principal amount of the Securities of a particular series then outstanding in the case of a “serial meeting” pursuant to Section 4.17) and upon being funded and indemnified to its reasonable satisfaction by the Issuer or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the applicable Holders. In the event of the Trustee failing within 15 days after receipt of any such request and such funding and indemnity to give notice convening a meeting, the Issuer or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Trustee.

4.02            Notice of Meetings

At least 15 Business Days' notice of any meeting shall be given to the applicable Holders in the manner provided in Section 1.07 and a copy thereof shall be sent to the Trustee unless the meeting has been called by it and to the Issuer unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 4. Such notice shall also be accompanied by a copy of any regulations made by the Trustee under Section 4.09 in respect of such meeting.

4.03            Chairman

The chairman of the meeting shall be any individual, who need not be a Holder, nominated in writing by the Trustee and if no individual is so nominated, or if the person so nominated is unable or unwilling to act or is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose some individual present to be chairman.

4.04            Quorum

At any meeting of the Holders a quorum shall consist of Holders present in person or by proxy and representing at least 50% in principal amount of the outstanding Securities (or at least 50% in principal amount of the outstanding Securities of a particular series in the case of a “serial meeting” pursuant to Section 4.17). If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Holders or pursuant to a request of the Holders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 50% of the principal amount of the outstanding Securities or outstanding Securities of a particular series, as applicable.

4.05            Power to Adjourn

The chairman of any meeting at which a quorum of the applicable Holders is present may with the consent of the holders of a majority in principal amount of the applicable Securities represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

4.06            Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

4.07            Poll

On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Holders and/or proxies for Holders holding at least 5% of the principal amount of the Securities represented thereat, a poll shall be taken in such manner, and either at once or after an adjournment, as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Securities represented at the meeting and voted on the poll.

4.08            Voting

On a show of hands, every person who is present and entitled to vote, whether as a Holder or as proxy for one or more Holders or both, shall have one vote. On a poll, each Holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Cdn$1,000 of principal amount of Securities then held by such Holder. A proxy need not be a Holder. In the case of joint Holders of a Security, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Securities of which they are joint holders.

4.09            Regulations

a)                   Subject to the Trustee having sent a copy of any proposed regulations to all applicable Holders with the notice of meeting given pursuant to Section 4.02, the Trustee or the Issuer (with the approval of the Trustee) may from time to time make and vary such regulations as it shall from time to time think fit providing for and governing:

                                                       i.               the voting by proxy by Holders and form of instrument appointing proxies where authorized under such regulations and the manner in which the same shall be executed, and for the production of the authority of any person signing on behalf of the giver of such proxy;

                                                     ii.               the deposit of instruments appointing proxies at such place as the Trustee, the Issuer or the Holders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited;

                                                    iii.               the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or sent by facsimile before the meeting to the Issuer or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

                                                   iv.               such other matters as may be specified in any Supplemental Indenture in respect of any series of Securities.

b)                   Any regulation so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Securities, or as entitled to vote or be present at the meeting in respect thereof shall be Holders to which the meeting relates and persons whom Holders have by instrument in writing duly appointed as their proxies.

4.10            Issuer, Guarantor and Trustee May Be Represented

The Issuer and any Guarantor, and their respective employees, representatives, officers, board members and directors, and the legal and other professional advisors of the Issuer and any Guarantor, may attend any meeting of the Holders but shall have no vote thereat as such. The Trustee, and its respective employees, representatives, officers and directors, and the legal and other professional advisors of the Trustee, may attend any meeting of the Holders but shall have no vote thereat as such.

4.11            Powers Exercisable by Extraordinary Resolution

a)                   In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Holders shall have the powers to approve by extraordinary resolution the matters contemplated by Section 11.02 (other than those matters in Section 11.02 that require the specific consent of each Holder affected thereby) and any other matter in any other provision of this Indenture in respect of which consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding of a particular series) is required.

b)                   For greater certainty and notwithstanding any other provision hereof, no amendment, supplement or waiver of this Indenture, whether by extraordinary resolution or otherwise, and no Supplemental Indenture entered into pursuant to the terms hereof; which has the effect of increasing the financial or other liability of the Issuer or any Guarantor hereunder, including increases to the principal amount of Securities issued, the amount of the premium payable thereon, the rate of interest payable thereon, the calculation of the Redemption Price, or the timing of payments of any of the foregoing, shall be binding on the Issuer or any such Guarantor unless agreed to in writing by the Issuer and the Guarantor, as applicable.

4.12            Meaning of “Extraordinary Resolution”

The expression “extraordinary resolution” when used in this Indenture means a resolution proposed to be passed as an extraordinary resolution at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Article 4 at which a quorum is present and such resolution is passed by the favourable votes of the holders of at least 50% of the principal amount of the Outstanding Securities (or Holders holding at least 50% of the principal amount of the Securities of a particular series then outstanding in the case of a “serial meeting” pursuant to Section 4.17).

4.13            Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of Holders to exercise the same or any other such power or combination of powers thereafter from time to time.

4.14            Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the applicable Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had thereat, to have been duly passed and had.

4.15            Instruments in Writing

a)                   All actions which may be taken and all powers that may be exercised by extraordinary resolution or other resolution of applicable Holders at a meeting held as hereinbefore in this Article 4 provided may also be taken and exercised by the holders of not less than 50% of the principal amount of all outstanding Securities or not less than 50% of the principal amount of all outstanding Securities of a particular series, as applicable, by an instrument in writing signed in one or more counterparts and the expression “extraordinary resolution” when used in this Indenture shall include an instrument so signed.

b)                   All actions which may be taken and all powers that may be exercised by any resolution (other than an extraordinary resolution) of Holders at a meeting held as provided in this Indenture or as required in respect of any consent of Holders to be provided hereunder may also be taken and exercised by the Holders of the applicable percentage of the principal amount of all outstanding Securities (or Securities of an applicable series) by an instrument in writing signed in one or more counterparts.

4.16            Binding Effect of Resolutions

Every extraordinary resolution passed in accordance with the provisions of this Article 4 shall be binding upon all the Holders (or in the case of an extraordinary resolution passed in respect of a particular series only, all the Holders of that series), and each and every such Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such extraordinary resolution.

4.17            Serial Meetings

If any business to be transacted at a meeting of Holders, or any action to be taken or powers to be exercised by instrument in writing under Section 4.15, is to be taken in respect of or especially affects the rights of the holders of the Securities of one or more series in a manner or to an extent differing from that in which it affects the rights of the holders of Securities of any other series then:

a)                   reference to such fact, indicating each series involved or affected shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

b)                   the holders of Securities of a series involved or so especially affected shall not be bound by any action taken at a serial meeting under Section 4.15 unless, in addition to the other provisions of this Article 4, there are present in person or by proxy at the said meeting holders of at least 50% in principal amount of the outstanding Securities of the series involved or so especially affected, subject to the provisions of this Article 4 as to adjourned meetings, and the resolution is passed by the favourable votes of the holders of at least a majority of the principal amount of Securities of the series involved or so especially affected.

c)                   the holders of Securities of a series involved or so especially affected shall not be bound by any action taken by any instrument in writing under Section 4.15 unless in addition to the other provisions of this Article 4, the resolution is agreed to by at least a majority of the principal amount of Securities of the series involved or so especially affected.

Article 5 Guarantees

5.01            Applicability of Article; Guarantee.

a)                   If the Issuer elects to issue any series of Securities with the benefit of Guarantees, then the provisions of this Article 5 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any series of Securities), will be applicable to such Securities. Each reference in this Article 5 to a “Security” or “the Securities” refers to the Securities of the particular series as to which provision has been made for such Guarantees. If more than one series of Securities as to which such provision has been made are Outstanding at any time, the provisions of this Article 5 shall be applied separately to each such series.

b)                   Subject to this Article 5, the Guarantor fully and unconditionally guarantees to each Holder of a Security of any series issued with the benefit of Guarantees authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Security or the obligations of the Issuer hereunder or thereunder, that:

                                                       i.               the principal of, premium and Additional Amounts, if any, and interest on such Security will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Security, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                                                     ii.               in case of any extension of time of payment or renewal of any Securities of that series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

c)                   The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series issued with the benefit of Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of that series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of all obligations under the Securities of that series. The Guarantor in respect of a series of Securities hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer in respect of that series, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Securities and this Indenture.

d)                   If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

e)                   The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of its Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of its Guarantee.

f)                    Any and all payments made by Welltower Inc. as a Guarantor pursuant to the provisions of a Guarantee shall be made without withholding of or deduction for, or on account of, any present or future tax, assessment or governmental charge unless required by applicable law, provided that, in the case of any payment made by Welltower Inc. in its capacity as Guarantor to a Holder of a Security who is a not a United States Person (as defined below), if any amount is so withheld or deducted for or on account of any tax, assessment or governmental charge imposed by or on behalf of the United States (or any political subdivision or taxing authority thereof or therein), Welltower Inc. will pay such Additional Amounts to such Holder as will result (after the deduction or withholding of such tax, assessment or governmental charge) in the payment to such Holder of the amounts that would otherwise have been payable pursuant to such Guarantee; provided, however, the foregoing obligation will not apply to and Welltower Inc. will not be required to make any payment of Additional Amounts in respect of the following:

                                                       i.               any tax, assessment or other governmental charge that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(A)                being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(B)                having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(C)                being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(D)                being or having been a “10-percent shareholder” of the Guarantor as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(E)                being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

                                                     ii.               any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

                                                    iii.               any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

                                                   iv.               any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Guarantor or a Paying Agent from the payment;

                                                     v.               any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

                                                   vi.               any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

                                                  vii.               any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

                                                viii.               any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                                                   ix.               any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act (“FATCA”)) or any successor provisions and any regulations or official law, agreement or interpretations thereof or any regulations implementing an intergovernmental approach thereto, including Part XVIII of the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.), as amended, and any related Canadian legislation which functions to adapt FATCA for the purpose of Canadian law; or

                                                     x.               any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

                For these purposes: (i) the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source; and (ii) the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

5.02            Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Securities of any series issued with the benefit of Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will, after giving effect to any maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

5.03            Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in 5.01 in respect of Securities of a series issued with the benefit of Guarantees, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form as shall be established in one or more indentures supplemental hereto or approved from time to time pursuant to Board Resolutions in accordance with Section 3.01, will be endorsed by an officer of the Guarantor on each Security of that series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its officers.

The Guarantor hereby agrees that its Guarantee set forth in 5.01 will remain in full force and effect notwithstanding any failure to endorse on each Security of that series a notation of such Guarantee.

If an officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security of that series on which a Guarantee is endorsed, such Guarantee will be valid nevertheless.

The delivery of any Security of a series issued with the benefit of Guarantees by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Article 6 SATISFACTION AND DISCHARGE

6.01            Satisfaction and Discharge of Indenture.

This Indenture and any related Guarantee shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and other rights and remedies referenced herein), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

a)                   either

                                                       i.               all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.08 and (B) Securities for whose payment money or in respect of which Canadian Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.03) have been delivered to the Trustee for cancellation; or

                                                     ii.               all such Securities not theretofore delivered to the Trustee for cancellation

(A)                have become due and payable, or

(B)                will become due and payable at their Stated Maturity within one year, or

(C)                are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee an amount of money and Canadian Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

b)                   the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

c)                   the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 8.07, the obligations of the Trustee to any Authenticating Agent under Section 8.16 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause a) of this Section, the obligations of the Trustee under Section 6.02 and the last paragraph of Section 12.03 shall survive such satisfaction and discharge.

6.02            Application of Trust Money.

Subject to the provisions of the last paragraph of Section 12.03, all money and Canadian Government Obligations deposited with the Trustee pursuant to Section 6.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money and Canadian Government Obligations has been deposited with the Trustee.

Article 7 REMEDIES

7.01            Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

a)                   default in the payment of the principal of or any premium on any Security of that series at its Maturity and continuance of such default for a period of 30 days; or

b)                   default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

c)                   default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 30 days; or

d)                   default in the performance of, or breach of, any covenant of an Obligor in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by first class mail, to the Obligors by the Trustee or to the Obligors and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

e)                   a default under any bond, debenture, note or other evidence of indebtedness of an Obligor, or under any mortgage, indenture or other instrument of an Obligor (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of an Obligor (or by any Subsidiary, the repayment of which an Obligor has guaranteed or for which an Obligor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S. $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding U.S. $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by first class mail, to the Obligors by the Trustee or to the Obligors and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Obligors, as applicable to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

f)                    an Obligor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

g)                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against an Obligor or any Significant Subsidiary in an involuntary case, (ii) appoints a custodian of an Obligor or any Significant Subsidiary or for all or substantially all of either of its property, or (iii) orders the liquidation of an Obligor or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

h)                   any Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect; or

i)                     any other Event of Default provided with respect to Securities of that series.

7.02            Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 7.01(f) or 7.01(g)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause f) or g) of Section 7.01 with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

a)                   the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                                                       i.               all overdue interest on all Securities of that series,

                                                     ii.               the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                                                    iii.               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                                                   iv.               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

b)                   all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Trustee shall not be required to act upon an Event of Default unless a Responsible Officer has received written notice of such Event of Default.

7.03            Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

a)                   default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

b)                   default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the amounts owed to the Trustee, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

7.04            Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to an Obligor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

7.05            Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

7.06            Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.07, and

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, rateably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

THIRD: To the Person entitled to receive the same; if no other Person shall be entitled thereto, then to the Issuer, or as a court of competent jurisdiction may direct.

7.07            Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

a)                   such Holder has previously given written notice to the Trustee of a continuing Event of Default (other than Section 7.01(f) or 7.01(g))  with respect to the Securities of that series;

b)                   the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

c)                   such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

d)                   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

e)                   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

7.08            Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.09) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

7.09            Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

7.10            Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

7.11            Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

7.12            Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

a)                   such direction shall not be in conflict with any rule of law or with this Indenture, and

b)                   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

7.13            Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

a)                   in the payment of the principal of or any premium or interest on any Security of such series, or

b)                   in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

7.14            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs (including reasonable attorneys’ fees and expenses) against any such party litigant. This section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.08 hereof, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities.

ARTICLE 8 THE TRUSTEE

8.01            Certain Duties and Responsibilities.

a)                   The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

b)                   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

c)                   The Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent trustee would exercise or use under the circumstances.

d)                   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                                                       i.               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                                                     ii.               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                                                    iii.               Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers..

e)                   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

8.02            Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall, subject to 9.02, give the Holders of Securities of such series notice of such default as and to the extent provided by the Indenture Legislation; provided, however, that in the case of any default of the character specified in clause d) of Section 7.01 with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

8.03            Certain Rights of Trustee.

Subject to the provisions of Section Article 8:

a)                   the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties (but need not investigate the accuracy of any mathematical calculations or other facts stated therein);

b)                   any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

c)                   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

d)                   the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

e)                   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

f)                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

g)                   the Trustee shall be entitled to treat any communication received through Electronic Methods from a person purporting to be (and whom such Trustee, acting reasonably, believes in good faith to be) the authorized representative of the Issuer, as sufficient instructions and authority of the Issuer for the Trustee to act and shall have no duty to verify or confirm that person is so authorized. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Issuer; and (iii)  that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

h)                   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

i)                     the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

j)                    absent written direction, the Trustee shall hold all funds received by it uninvested, without liability for interest;

k)                   in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

l)                     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

m)                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

n)                   the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

8.04            Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Obligors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

8.05            May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.08, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

8.06            Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

8.07            Compensation, Reimbursement and Indemnification.

The Issuer agrees:

1)                   to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

2)                   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct; and

3)                   to fully indemnify each of the Trustee or any predecessor Trustee and their agents (for greater certainty, including officers, directors, employees and agents of the Trustee) for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal, provincial or state bankruptcy, insolvency or other similar law.

The benefits of this Section shall survive the termination of the Indenture and resignation or removal of the Trustee.

8.08            Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture. The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

8.09            Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that has a combined capital and surplus of at least U.S. $50,000,000 (or be a subsidiary of a Person that has a combined capital and surplus of at least U.S. $50,000,000 ). If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

8.10            Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time but on not less than 60 days notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after such removal, the retiring Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

1)                   the Trustee shall fail to comply with Section 8.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

2)                   the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

3)                   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 7.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

8.11            Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Obligors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

8.12            Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

8.13            Anti-Money Laundering and Anti-Terrorist Legislation.

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days' written notice to the Issuer, provided that (a) the Trustee's written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee's satisfaction within such 30 day period, then such resignation shall not be effective.

8.14            Privacy Laws.

The Issuer and the Trustee acknowledge that Canadian federal and/or provincial legislation and United States federal and/or state legislation that addresses the protection of individuals' personal information (collectively, “Privacy Laws”) may apply to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under applicable Privacy Laws. The Trustee shall use commercially best efforts to ensure that its services hereunder comply with applicable Privacy Laws. Specifically, the Trustee agrees: (a) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or injury; (b) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of, or direction from, the Issuer or the individual involved; (c) not to sell or otherwise improperly disclose personal information to any third party; and (d) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

8.15            Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Indenture Legislation regarding the collection of claims against the Issuer (or any such other obligor).

8.16            Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.08, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of Canada authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S. $50,000,000 and subject to supervision or examination by federal, provincial or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Obligors. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Obligors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.07 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

l, As Trustee
Per:
Name: Authorized Signatory
Title:

l, As Authenticating Agent
Per:
Name: Authorized Signatory
Title:

Article 9 HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

9.01            Issuer to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Registrar, the Issuer will furnish or cause to be furnished to the Trustee at such times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities of each Series as of a date not more than 15 days prior to the time such list is furnished.

9.02            Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

9.03            Reports by Guarantor.

The Guarantor shall

(1)           file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (it being understood that any information, documents and other reports filed or furnished on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or such other system of the Commission or the website of the Guarantor will be deemed to be furnished to such Holders of Securities once such information, documents and other reports are so filed on EDGAR or the Commission's website or the website of the Guarantor); or, if the Guarantor is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations (it being understood that if the Guarantor is not required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Guarantor shall not be required to file such reports with the Commission or the Trustee).

Article 10 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

10.01         Issuer May Consolidate, Etc., Only on Certain Terms.

The Issuer shall not consolidate with or merge with or into any other Person, or sell, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets to any Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless (i) the Person formed by such consolidation or into which the Issuer is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Issuer expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities, this Indenture and any supplement or amendment to this Indenture then in effect with respect to any Securities; (ii) immediately after giving effect to such transaction or series of transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Person formed by such consolidation, the Person into which the Issuer is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Issuer, shall be a corporation, partnership, limited liability company or trust and shall be organized and validly existing under the laws of Canada or any province thereof. The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such proposed transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

10.02         Guarantor May Consolidate, Etc., Only on Certain Terms.

The Guarantor shall not consolidate with or merge with or into any other Person, or sell, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets to any Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless (i) the Person formed by such consolidation or into which the Guarantor is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Guarantor expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Securities, this Indenture and any supplement or amendment to this Indenture then in effect with respect to any Securities; (ii) immediately after giving effect to such transaction or series of transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Person formed by such consolidation, the Person into which the Guarantor is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Guarantor, shall be a corporation, partnership, limited liability company or trust and shall be organized and validly existing under the laws of the United States, Canada or any state or province thereof. The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such proposed transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

10.03         Successor of the Issuer Substituted.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Issuer in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, transfer, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

10.04         Successor of the Guarantor Substituted.

Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Guarantor in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, transfer, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Article 11 SUPPLEMENTAL INDENTURES

11.01         Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

a)                   to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Securities; or

b)                   to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein and in the Securities; or

c)                   to add to the covenants of the Obligors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Obligors; or

d)                   to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

e)                   to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

f)                    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

g)                   to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

h)                   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11; or

i)                     to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause i) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

11.02         Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, the Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto or any applicable

Guarantee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any applicable Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

a)                   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

b)                   reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

c)                   modify any of the provisions of this Section, Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 12.06, or the deletion of this proviso, in accordance with the requirements of Section 8.11 and clause i) of Section 11.01.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

11.03         Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section Article 8) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate of the Issuer and the Guarantor stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

11.04         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

11.05         Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Article 12 COVENANTS

12.01         Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

12.02         Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

12.03         Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, the Issuer will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever there is one or more Paying Agents for any series of Securities, the Issuer will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will during the continuance of any default by the Obligors (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written instruction and expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Toronto, Ontario, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

12.04         Statement by Officers as to Default.

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, either of the Obligors are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Obligors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Issuer will also deliver to the Trustee, promptly after an officer of the General Partner, acting in its capacity as general partner of the Issuer, becomes aware of the occurrence of any Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default and, if then formulated, the action that the Issuer proposes to take with respect thereto.

12.05         Existence.

Subject to Article 10, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

12.06         Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Obligors may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to clause r) of Section 3.01 or clause c) or h) of Section 11.01 for the benefit of the Holders of such series or in Section 12.05, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article 13 REDEMPTION OF SECURITIES

13.01         Applicability of Article.

Securities of any series which are redeemable before their maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01for Securities of any series) in accordance with this Article.

13.02         Notices to Trustee.

The election of the Issuer to redeem or purchase in an offer to purchase Securities of any series shall be evidenced by a Board Resolution. The Issuer shall, at least 45 days prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities of that series to be redeemed by delivering to the Trustee an Officers' Certificate setting forth:

(1)                 the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the redemption shall occur;

(2)                 the redemption date;

(3)                 the principal amount of Securities of that series to be redeemed, plus accrued interest and additional amounts, if any, to the redemption date;

(4)                 the redemption price, including any make-whole amount or premium, if applicable; and

(5)                 the effects, if any, to the conversion privileges of Holders.

13.03         Selection of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the particular Securities for redemption or purchase from the Outstanding Securities of that series not previously called for redemption, as follows:

(1)                 if the Securities of that series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(2)                 if the Securities of that series are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

In the event of partial redemption by lot, the particular Securities to be redeemed will be selected, unless otherwise provided in this Indenture, not less than 30 nor more than 60 days prior to the redemption date by the Trustee.

The Trustee will promptly notify the Issuer in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Securities and portions of Securities of any series selected will be in amounts equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof; provided, however, that if all of the Outstanding Securities of a Holder are to be redeemed or purchased, the entire amount of such Securities held by such Holder, even if not a multiple of the minimum authorized denomination for Securities of that series, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

13.04         Notice of Redemption.

At least 15 days but not more than 30 days before a redemption date, unless a shorter period is specified by the terms of that series as contemplated by Section 3.01, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 6 or Article 15 of this Indenture. Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

The notice will identify the Securities to be redeemed and will state:

(2)                 the redemption date;

(3)                 the redemption price, including the accrued interest and additional amounts, if any, to the redemption date and any make-whole amount or premium, if applicable;

(4)                 if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the same series and tenor in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(5)                 the name and address of the Paying Agent;

(6)                 that Securities called for redemption must be surrendered to the Paying Agent at the Place of Payment to collect the redemption price or to convert (if applicable);

(7)                 that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(8)                 the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the Securities called for redemption are being redeemed;

(9)                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(10)             that the redemption is for a sinking fund, if applicable; and

(11)             if applicable, that a Holder of Securities who desires to convert Securities in connection with a redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

At the Issuer's request, the Trustee will give the notice of redemption in the Issuer's name and at the Issuer's expense; on condition that the Issuer has delivered to the Trustee, at least 30 days (or such shorter period of time as is satisfactory to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

13.05         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 13.05 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price therein specified. Except as otherwise provided pursuant to Section 3.01 with respect to the Securities of any series, a notice of redemption of Securities of that series may not be conditional.

13.06         Deposit of Redemption or Purchase Price.

By 10:00 a.m. (Toronto time) on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities are payable sufficient to pay the redemption or purchase price of and accrued interest and additional amounts, if any, on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent will, upon receipt of written request for repayment and as soon as practicable, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and additional amounts, if any, on, all Securities to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date; provided, however, that except as otherwise provided with respect to Securities convertible into other securities, installments of interest on Securities whose maturity is on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to the terms and provisions of Section 3.01. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 12.01 hereof.

13.07         Securities Redeemed or Purchased in Part.

Upon surrender of a Security of a series that is redeemed or purchased in part at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuer may issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Security of the same series of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unredeemed or unpurchased portion of the principal of the Security so surrendered.

13.08         Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Issuer may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, on or before 10:00 a.m. Eastern Time on the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds. Notwithstanding anything to the contrary contained in this Article 13, the obligation of the Issuer to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Securities of that series called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay moneys deposited with it by the Issuer for the redemption of Securities. Without the Trustee's and the Paying Agent's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense owing out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such purchasers, including the costs and expenses incurred by the Trustee and Paying Agent (including the fees and expenses of their agents and counsel) in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

Article 14 SINKING FUNDS

14.01         Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 14.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

14.02         Satisfaction of Sinking Fund Payments with Securities.

The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

14.03         Redemption of Securities for Sinking Fund.

Not less than 30 days prior to each sinking fund payment date for any Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 14.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 15 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 13.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 13.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 13.07.

Article 15 DEFEASANCE AND COVENANT DEFEASANCE

15.01         Option to Effect Defeasance or Covenant Defeasance.

The Issuer may elect, at its option at any time, to have Section 15.02 or Section 15.03 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 15.02 or 15.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

15.02         Defeasance and Discharge.

Upon the Issuer’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Obligors shall be deemed to have been discharged from their obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 15.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 15.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (b) the Obligors’ obligations with respect to such Securities under Sections 3.04, 3.07, 3.08, 12.02 and 12.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Issuer may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 15.03 applied to such Securities.

15.03         Covenant Defeasance.

Upon the Issuer’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Obligors shall be released from their obligations under clause (c) of Section 10.01 and any covenants provided pursuant to clause r) of Section 3.01, Section 12.05 or clause c) or h) of Section 11.01 for the benefit of the Holders of such Securities, and (b) the occurrence of any event specified in clause d) of Section 7.01 (with respect to any of clause (c) of Section 10.01 and any such covenants provided pursuant to clause r) of Section 3.01, Section 12.05 or clause c) or h) of Section 11.01) or clause e) of Section 7.01 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 15.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Obligors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of clause d) of Section 7.01), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

15.04         Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 15.02 or Section 15.03 to any Securities or any series of Securities and any related Guarantee, as the case may be:

a)                   The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 8.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (i) money in an amount, or (ii) Canadian Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

b)                   In the event of an election to have Section 15.02 apply to any Securities or any series of Securities, as the case may be, (i) the Issuer shall have received from, or there shall have been published by, the Canada Revenue Agency a ruling or (ii) since the date of this instrument, there shall have been a change in the applicable Canadian federal income tax law, in either case (i) or (ii) to the effect that the Holders of such Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and that Holders will be subject to Canadian federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur and the Issuer delivers to the Trustee a legal opinion confirming the tax law change or Canada Revenue Agency ruling described in (i) or (ii) above, as applicable.

c)                   In the event of an election to have Section 15.03 apply to any Securities or any series of Securities, as the case may be, either:

                                                       i.               (A) the Issuer shall have received from, or there shall have been published by, the Canada Revenue Agency a ruling, or (B) since the date of this instrument, there shall have been a change in the applicable Canadian federal income tax law, in either case (A) or (B) to the effect that the Holders of such Securities will not recognize income gain or loss for Canadian federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and that Holders will be subject to

Canadian federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur and the Issuer delivers to the Trustee a legal opinion confirming the tax law change or Canada Revenue Agency ruling described in (A) or (B) above, as applicable; or

                                                     ii.               the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Securities will not recognize gain or loss for Canadian federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Canadian federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

d)                   The Issuer shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

e)                   No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in clause e) or f) of Section 7.01, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

f)                    Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest.

g)                   Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Obligors are a party or by which they are bound.

h)                   Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

i)                     At the time of such deposit, (i) no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing, (ii) no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (iii) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

j)                    The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

15.05         Deposited Money and Canadian Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 12.03, all money and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 15.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 15.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Canadian Government Obligations deposited pursuant to Section 15.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Canadian. Government Obligations held by it as provided in Section 15.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

15.06         Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Obligors have been discharged or released pursuant to Section 15.02 or 15.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 15.05 with respect to such Securities in accordance with this Article; provided, however, that if the Obligors make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Obligors shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. In proving the existence of this Indenture it shall not be necessary to produce more than one copy.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HCN CANADIAN HOLDINGS-1 LP, by its general partner HCN Canadian Holdings GP-1 Ltd.
Per:	/s/ Scott A. Estes
Name: Scott A. Estes
Title: Executive Vice President and Chief Financial Officer

WELLTOWER INC.
Per:	/s/ Scott A. Estes
Name: Scott A. Estes
Title: Executive Vice President and Chief Financial Officer

BNY TRUST COMPANY OF CANADA, as Trustee
Per:	/s/ Farhan Mir
Name: Farhan Mir
Title: Authorized Signatory